AGREEMENT AMONG SHAREHOLDERS OF
                              PERRIN PARTNERS, INC.






The undersigned, being all of the shareholders of Perrin partners, Inc., do hereby agree that the shares of Perrin currently held by such shareholders, shall not be sold without registration under the Securities Act of 1933, as amended, or an exemption therefrom.


Dated:  February 1, 2001


------------------------
Jody Eisenman


------------------------
Nelson Braff


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Peter Hoffman

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Thomas Thrower


------------------------
Eli Gershenson

------------------------
Jacob Lowenthal


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------------------------
Jody Windland

------------------------
Ted Winzig

------------------------
Leon Kahn

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Kador Investment Co.

------------------------
Ted Liebowitz

------------------------
Starling Corp.



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